SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
        Date of Report (Date of earliest event reported) December 7, 1998



                          ALLIED WASTE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization.)

                  0-19285                              88-0228636
           (Commission File Number)          (IRS Employer Identification No.)


15880 North Greenway-Hayden Loop, Suite 100
         Scottsdale, Arizona                                85260
 (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (602) 423-2946



                                 Not Applicable
          (Former name or former address, if changed since last report)









Item 5.  Other Events

     In October 1998, Allied Waste Industries, Inc. ("Allied" or the "Company") acquired American Disposal Services, Inc. ("ADSI") in a transaction accounted for using the pooling-of-interests method for business combinations. The Company files herewith restated supplemental financial statements and other financial data to reflect the significant acquisitions completed in 1998 that were accounted for using the pooling-of-interests method of business combinations. The audited supplemental financial statements of the company as of December 31, 1997 and the unaudited supplemental financial statements as of September 30, 1998 and for the three and nine months ended September 30, 1997 and 1998 have been restated for the ADSI acquisition and are filed herewith for informational purposes.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Allied

(i)      Report of Independent Public Accountants

(ii) Supplemental Condensed Consolidated Balance Sheets - December 31, 1997 and September 30, 1998

(iii) Supplemental Condensed Consolidated Statements of Operations for the Three Months and Nine Months Ended September 30, 1997 and 1998

(iv) Supplemental Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1997 and 1998

(v)      Notes to Supplemental Condensed Consolidated Financial Statements


                          ALLIED WASTE INDUSTRIES, INC.
               SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)





                                                                           December 31,              September 30,
                                                                               1997                      1998
                                                                         ---------------           ----------------
                                                                                                      (unaudited)
ASSETS
Current assets --
   Cash and cash equivalents......................................       $        32,298           $         26,123
   Accounts receivable, net of allowance of
     $8,992 and $9,579, respectively..............................               195,297                    220,272
   Prepaid and other current assets...............................                40,782                     67,903
   Inventories....................................................                 7,664                      8,849
   Deferred income taxes..........................................                 5,318                      4,971
                                                                         ---------------           ----------------
       Total current assets.......................................               281,359                    328,118
Property and equipment, net.......................................             1,576,674                  1,709,614
Goodwill, net.....................................................             1,056,601                  1,277,669
Other assets......................................................               105,545                    104,142
                                                                         ---------------           ----------------
       Total assets                                                      $     3,020,179           $      3,419,543
                                                                         ===============           ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities --
   Current portion of long-term debt..............................       $        61,565           $         28,724
   Accounts payable...............................................                91,752                     77,196
   Accrued liabilities............................................               117,521                    205,829
   Unearned income................................................                43,999                     50,382
                                                                         ---------------           ----------------
       Total current liabilities                                                 314,837                    362,131
Long-term debt, less current portion..............................             1,454,270                  1,551,589
Deferred income taxes.............................................                17,336                     40,557
Accrued closure, post-closure and environmental costs.............               224,534                    222,642
Other long-term obligations.......................................                58,665                     61,051
Commitments and contingencies.....................................
       Stockholders' equity ......................................               950,537                  1,181,573
                                                                         ---------------           ----------------
       Total liabilities and stockholders' equity                        $     3,020,179           $      3,419,543
                                                                         ===============           ================

The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these balance sheets.


                                                ALLIED WASTE INDUSTRIES, INC.
                                  SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (in thousands except for per share amounts; unaudited)




                                                             Nine Months Ended             Three Months Ended
                                                               September 30,                 September 30,
                                                       ----------------------------   --------------------------
                                                            1997            1998            1997         1998
                                                          ---------     ----------    -------------     -------
   Revenues..........................................  $    955,005    $  1,119,788   $     344,775  $   396,884
   Cost of operations................................       551,752         626,596         193,031      220,862
   Selling, general
     and administrative expenses.....................       122,141         111,814          42,614       36,906
   Depreciation and amortization.....................       113,889         133,880          41,416       47,653
   Acquisition related and
     non-recurring costs.............................         2,652          75,925           2,652       30,783
                                                       ------------    ------------   -------------  -----------
     Operating income................................       164,571         171,573          65,062       60,680
   Interest income...................................       (1,471)         (3,320)           (305)        (844)
   Interest expense..................................        83,998          64,593          30,238       20,030
                                                       ------------    ------------     -----------  -----------
   Income before income taxes........................        82,044         110,300          35,129       41,494
     Income tax expense..............................        26,001          55,444          10,487       22,289
                                                       ------------    ------------     -----------  -----------
Income before extraordinary items....................        56,043          54,856          24,642       19,205
   Extraordinary items,
     net of income tax benefit.......................        53,205           3,093             793           --
                                                       ------------    ------------     -----------  -----------
     Net income......................................         2,838          51,763          23,849       19,205
Dividends  on
preferred stock......................................         (381)              --            (44)           --
                                                       ------------    ------------     -----------  -----------
   Net income to common
     shareholders....................................  $      2,457    $     51,763     $    23,805  $    19,205
                                                       ============    ============     ===========  ===========

   Basic earnings per share:
     Income before extraordinary items...............  $       0.36    $       0.31     $      0.16  $      0.11
Extraordinary items.................................          (0.35)          (0.02)          (0.01)          --
                                                       ------------    ------------     -----------  -----------

     Net income......................................  $       0.01    $       0.29     $      0.15  $      0.11
                                                       ============    ============     ===========  ===========
   Weighted average common shares
     outstanding.....................................       153,062         175,990         154,991      176,315
                                                       ============    ============     ===========  ===========

   Diluted earnings per share:
   Income before extraordinary items.................  $       0.35    $       0.30     $      0.15  $      0.11
Extraordinary items..................................        (0.33)          (0.02)          (0.01)           --
                                                       ------------    ------------     -----------  -----------
     Net income......................................  $       0.02    $       0.28     $      0.14  $      0.11
                                                       ============    ============     ===========  ===========
   Weighted average common and
     common equivalent shares
     outstanding.....................................       160,424         180,747         159,607      181,025
                                                       ============    ============     ===========  ===========


                The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these statements.


                                                           ALLIED WASTE INDUSTRIES, INC.
                                          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           (in thousands; unaudited)

                                                                          Nine Months Ended
                                                                             September
                                                                    -----------------------------
                                                                         1997            1998
                                                                    -----------      ------------
Operating Activities --
 Net income ....................................................   $     2,838    $    51,763
  Adjustments to reconcile net income to cash
     provided by operating activities --
       Extraordinary items ......................................        21,549          5,103
       Provisions for:
   Depreciation and amortization ................................       113,889        133,880
       Closure and post-closure costs ...........................         8,366         10,599
       Acquisition related and non-recurring costs ..............            --         41,675
       Doubtful accounts ........................................         2,893          3,539
    Accretion of senior discount notes ..........................        15,984         21,585
     Deferred income taxes ......................................       (30,886)        23,568
   Gain on sale of fixed assets .................................          (927)        (1,152)
  Change in operating assets and liabilities,
  excluding the effects of purchase acquisitions --
     Accounts receivable, prepaid expenses, inventories and other       (62,589)       (57,289)
     Accounts payable, accrued liabilities and unearned income ..        51,969         28,390
     Closure and post-closure costs and other ...................       (15,607)       (17,042)
                                                                    -----------    -----------
Cash provided by operating activities ...........................       107,479        244,619
                                                                    -----------    -----------

Investing Activities --
  Cash expenditures for acquisitions, net of cash acquired ......      (246,635)      (120,252)
  Capital expenditures, other than for acquisitions .............      (129,581)      (161,175)
  Capitalized interest ..........................................       (25,100)       (47,207)
  Proceeds from sale of assets ..................................       535,144          8,670
  Change in deferred acquisition costs and notes receivable .....        (7,817)        (1,042)
                                                                    -----------    -----------
Cash provided by (used for) investing activities ................       126,011       (321,006)
                                                                    -----------    -----------

Financing activities --
  Net proceeds from sale of common stock,
       stock options and warrants ...............................       329,677         72,753
  Proceeds from long-term debt, net of issuance costs ...........     1,072,924        762,546
  Repayments of long-term debt ..................................    (1,612,978)      (737,150)
  Repurchase of warrant .........................................       (49,000)            --
  Change in other long-term obligations .........................           976         (9,059)
  Preferred stock dividends paid ................................          (525)            --
  Equity transactions of pooled companies .......................        58,903        (18,878)
                                                                    -----------    -----------
Cash provided by (used for) financing activities ................      (200,023)        70,212
                                                                    -----------    -----------

Increase (decrease) in cash and cash equivalents ................        33,467         (6,175)
Cash and cash equivalents, beginning of period ..................        70,015         32,298
                                                                    -----------    -----------
Cash and cash equivalents, end of period ........................   $   103,482    $    26,123
                                                                    ===========    ===========

         The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these financial statements.

                      ALLIED WASTE INDUSTRIES, INC.
        NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Allied Waste Industries, Inc. ("Allied" or the "Company"), is incorporated under the laws of the state of Delaware. Allied is a solid waste management company providing non-hazardous waste collection, transfer, recycling and disposal services in selected markets.

     The condensed consolidated financial statements include the accounts of Allied and its subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation. The condensed consolidated balance sheet as of December 31, 1997, which has been derived from audited consolidated financial statements, and the unaudited interim condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). As applicable under such regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes that the presentations and disclosures herein are adequate to make the information not misleading when read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as restated for significant acquisitions accounted for as poolings-of-interests in its Current Report on Form 8-K filed on October 29, 1998. The condensed consolidated financial statements as of September 30, 1998 and for the three months and nine months ended September 30, 1997 and 1998 reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for such periods. The condensed consolidated financial statements and accompanying notes have also been restated to reflect acquisitions accounted for as poolings-of-interests (See Note 2).

     Operating results for interim periods are not necessarily indicative of the results for full years. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of Allied for the year ended December 31, 1997 and the related notes thereto included in the Company's Annual Report on Form 10-K filed with the SEC on March 31, 1998, as restated for significant acquisitions accounted for as poolings-of-interests in its Current Report on Form 8-K filed on October 29, 1998.

     There have been no significant additions to or changes in accounting policies of the Company since December 31, 1997. For a description of these policies, see Note 1 of Notes to Consolidated Financial Statements for the year ended December 31, 1997 in the Company's Annual Report on Form 10-K as restated for significant acquisitions accounted for as poolings-of-interests in its Current Report on Form 8-K filed on October 29, 1998.

     Certain   reclassifications  have  been  made  in  prior  period  financial statements to conform to the current presentation.
Accounting pronouncement not yet required to be adopted

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("Statement 133"). Statement 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. Statement 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

                          ALLIED WASTE INDUSTRIES, INC.
 NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


     Statement 133 is effective for fiscal years beginning after June 15, 1999. A company may elect early implementation of Statement 133 as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1998 and thereafter).

     The Company has not yet quantified the impacts of adopting Statement 133 on its financial statements and has not determined the timing or method of adoption. However, Statement 133 could increase volatility in earnings and other comprehensive income.
Acquisition related and non-recurring costs

     Acquisition related and non-recurring costs of $75.9 million were incurred in 1998 for transaction and integration costs directly related to acquisitions. During the third quarter of 1998, the Company recorded a $30.8 million acquisition related and non-recurring charge associated primarily with acquisitions accounted for as poolings-of-interest. The third quarter charge is comprised of $16.7 million of termination and severance costs and retention bonuses, $8.7 million of asset impairments and abandonments, $2.6 million of transaction related costs, $2.0 million of environmental and compliance related costs and $0.8 million of other acquisition related costs.
Extraordinary items, net

     In June 1998, the Company replaced its credit facility and recognized an extraordinary charge of approximately $5.1 million ($3.1 million net of income tax benefit) related to the write-off of previously deferred debt issuance costs.

     On May 15, 1997, the Company repurchased (the "Repurchase") from Laidlaw Inc. ("Laidlaw") and Laidlaw Transportation, Inc., a $150 million 7% junior subordinated debenture ($81.6 million book value), a $168.3 million zero coupon debenture ($34.9 million book value) and a warrant to purchase 20.4 million shares of common stock ($49.0 million book value), used as partial consideration for the purchase of Laidlaw's solid waste business in 1996, for an aggregate purchase price of $230 million in cash. An extraordinary charge to earnings related to the Repurchase of approximately $65.7 million ($39.4 million net of income tax benefit) was recorded in the second quarter of 1997. In addition, the Company replaced its $1.275 billion senior credit facility with a $900 million senior credit facility on June 5, 1997 and recognized an extraordinary charge of approximately $21.6 million ($13.0 million net of income tax benefit) in the second quarter of 1997.

     On September 30, 1997, the Company sold 18.6 million shares of common stock with net proceeds of approximately $327.4 million. The Company used $203 million of the net proceeds to retire a portion of the term loan facility of the credit agreement, $71 million to repay the entire amount outstanding on the revolving credit facility and used the remaining proceeds for acquisitions and general corporate purposes. As a result of the early repayment of debt outstanding under the term loan facility, the Company recognized an extraordinary charge of approximately $1.3 million ($0.8 million net of income tax benefit) related to the write-off of previously deferred debt issuance costs in the third quarter of 1997.

                         ALLIED WASTE INDUSTRIES, INC.
 NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



Statements of cash flows

     The supplemental cash flow disclosures and non-cash transactions for the nine months ended September 30, 1997 and 1998 are as follows (in thousands):


                                                    Nine Months Ended
                                                       September 30,
                                                    ------------------
                                                      1997       1998
                                                    -------     ------
                                                        (unaudited)
Supplemental Disclosures:
     Interest paid..............................     $84,064    $ 72,157
     Income taxes paid..........................      11,356      30,757
Non-cash Transactions:
     Common stock issued in acquisitions
          accounted for as purchases............     $52,043    $122,234
     Capital leases.............................      14,973       1,187
     Debt and liabilities incurred or assumed
          in acquisitions.......................      65,413      22,036
     Debt converted to common stock.............       1,290          --
     Non-cash purchase and sale of operating
          assets................................      61,300          --




2.  BUSINESS COMBINATIONS AND DIVESTITURES

         Acquisitions accounted for as purchases are reflected in the results of operations since the date of purchase in Allied's condensed consolidated financial statements. The results of operations for acquisitions accounted for as poolings-of-interests are included in Allied's condensed consolidated financial statements for all periods presented. Often, the final determination of the cost, and the allocation thereof, of certain of the Company's acquisitions is subject to resolution of certain contingencies. Once such contingencies are resolved, the purchase price is adjusted.

         The following table summarizes acquisitions for the nine months ended September 30, 1997 and 1998:


                                                                                           Nine Months
                                                                                       Ended September 30,
                                                                                -------------------------------
                                                                                      1997              1998
                                                                                ------------        -----------
                                                                                          (unaudited)
Number of businesses acquired and accounted for as:
  Poolings-of-interests.........................................                            5               16
  Purchases.....................................................                           18               26
Total consideration (in millions)...............................                $       303.6    $     1,899.4
Shares of common stock issued...................................                    5,985,143(1)    72,731,205(2)
----------

     (1) Includes  279,560 shares of  contingently  issuable  common stock.
     (2) Includes 547,191 shares of contingently issuable common stock.

                          ALLIED WASTE INDUSTRIES, INC.
 NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



         In the first nine months of 1998, the Company acquired 16 companies in transactions accounted for as poolings-of-interests. Prior period financial statements have been restated to include historical operating results for 14 of the companies acquired in the first nine months of 1998 that were accounted for as a pooling-of-interests. As the effect of two of these business combinations was not significant, prior period financial statements were not restated to include historical operating results of these two acquired companies. The following table presents revenues and net income restated for the cumulative effect of acquisitions accounted for as poolings-of-interests during 1998 (in thousands; unaudited).


                                                                         Before                        After
                                                                        Pooling        Effect of      Pooling
                                                                        Effects        Poolings       Effects
                                                                      ------------   ------------   ----------
Three months ended September 30, 1998
   Revenues...................................................         $   326,640    $    70,244   $  396,884
   Net income.................................................              10,541          8,664       19,205
Nine months ended September 30, 1998
   Revenues...................................................             794,338        325,450    1,119,788
   Net income.................................................              11,161         40,602       51,763
Three months ended September 30, 1997
   Revenues...................................................             224,295        120,480      344,775
   Net income.................................................              13,634         10,215       23,849
Nine months ended September 30, 1997
   Revenues...................................................             633,303        321,702      955,005
   Net income (loss)..........................................            (19,329)         22,167        2,838
Year ended December 31, 1997
   Revenues...................................................             875,028        426,363    1,301,391
   Net income.................................................                 412         26,995       27,407
Year ended December 31, 1996
   Revenues...................................................             291,685        327,863      619,548
   Net loss...................................................            (80,582)         14,273     (66,309)
Year ended December 31, 1995
   Revenues...................................................             262,243        318,541      580,784
   Net income.................................................              13,130         15,178       28,308

                          ALLIED WASTE INDUSTRIES, INC.
 NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



Unaudited pro forma income statement data

         The following unaudited pro forma consolidated data for the year ended December 31, 1997 and the nine months ended September 30, 1998 presents the results of operations of Allied as if the companies purchased and sold in 1997 and through September 30, 1998, had all occurred as of January 1, 1997 (in thousands, except per share data). In addition, the pro forma data reflect the issuance of 18.6 million shares of common stock in the Equity Offering completed September 30, 1997, as if it had occurred on January 1, 1997. This data does not purport to be indicative of the results of operations of Allied that might have occurred during the periods indicated nor that might occur in the future.


                                                                                     December 31, 1997
                                                                           ----------------------------------
                                                                           Reported(1)               ProForma
                                                                           ------------             ---------
                                                                                      (unaudited)
         Revenues ............................................    $          1,301,391      $      1,379,342
         Operating income.....................................                 223,812               230,606
         Net income before extraordinary items................                  80,612                78,032
         Net income before extraordinary items
           to common shareholders.............................                  80,231                77,651
         Net income before extraordinary items
           per common share...................................                    0.48                  0.43
         Weighted average common and common
           equivalent shares-diluted..........................                 166,198               182,202



                                                                                     September 30, 1998
                                                                           ----------------------------------
                                                                           Reported(1)               ProForma
                                                                           -----------              ---------
                                                                                      (unaudited)
         Revenues ............................................    $          1,119,788      $      1,127,332
         Operating income.....................................                 171,573               168,262
         Net income before extraordinary items................                  54,856                62,825
         Net income before extraordinary items
           per common share...................................                    0.30                  0.35
         Weighted average common and common
           equivalent shares-diluted..........................                 180,747               181,088

(1)  Amounts have been restated to reflect acquisitions made during 1998 using the pooling-of-interests method of accounting for business combinations.


                          ALLIED WASTE INDUSTRIES, INC.
 NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



3.  NET INCOME PER COMMON SHARE

         Net income per common share is calculated by dividing net income less dividend requirements on preferred stock by the weighted average number of common shares and common share equivalents outstanding during each period, as restated to reflect acquisitions accounted for as poolings-of-interests. The computation of basic earnings per share and diluted earnings per share is as follows (in thousands, except per share data; unaudited):


                                                          Nine Months Ended               Three Months Ended
                                                            September 30,                    September 30,
                                                     ---------------------------     --------------------------
                                                         1997           1998              1997           1998
                                                     -----------   -------------     ------------   ------------

          Basic earnings per share computation:
           Net income

             before extraordinary items...........  $    56,043   $      54,856      $    24,642    $    19,205
           Less:  Preferred stock dividends........        (381)              --             (44)             --
                                                     -----------   -------------      -----------    -----------
           Income before extraordinary items
              available to common shareholders.....  $    55,662   $      54,856      $    24,598    $    19,205
                                                     ===========   =============      ===========    ===========

              Weighted average common shares
              outstanding..........................      153,062         175,990          154,991        176,315
                                                     ===========   =============      ===========    ===========

         Basic earnings per share
           before extraordinary items..............  $      0.36   $        0.31      $      0.16    $      0.11
                                                     ===========   =============      ===========    ===========

         Diluted earnings per share computation:
           Net income
              before extraordinary items...........  $    56,043   $      54,856      $    24,642    $    19,205
           Less:  Preferred stock dividends........        (381)              --             (44)             --
           Interest savings upon conversion
              of convertible securities............           --              --               56             --
                                                     -----------   -------------      -----------    -----------
           Income before extraordinary items
              available to common shareholders.....  $    55,662   $      54,856      $    24,654    $    19,205
                                                     ===========   =============      ===========    ===========

         Weighted average common
           shares outstanding .....................      153,062         175,990          154,991        176,315
         Effect of stock options and warrants,
           assumed exercisable.....................        6,564           3,972            3,277          3,909
         Assumed conversions:
           7% cumulative convertible
           preferred...............................           --              --              339             --
           Convertible notes.......................           --              --              188             --
         Effect of shares assumed issued
           pursuant to hold-back arrangements......          798             785              812            801
                                                     -----------   -------------      -----------    -----------
         Weighted average common
           and common equivalent
           shares outstanding......................      160,424         180,747          159,607        181,025
                                                     ===========   =============      ===========    ===========
         Diluted earnings per share before
           extraordinary items.....................  $      0.35   $        0.30      $      0.15    $      0.11
                                                     ===========   =============      ===========    ===========

                          ALLIED WASTE INDUSTRIES, INC.
 NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

         In 1997, the Company adopted SFAS No. 128 "Earnings per Share," which required restatement of the prior period earnings per share amounts. The effect of this accounting change on previously reported earnings per share data for the three months and nine months ended September 30, 1997 was as follows:

                                                                 September 30, 1997
                                                         -------------------------------------
                                                         Nine Months Ended  Three Months Ended
                                                         -----------------  ------------------

         Primary earnings per share before
           extraordinary items.......................    $           0.35    $            0.16
         Effect of SFAS No. 128......................                0.01                   --
                                                         ----------------    -----------------
         Basic earnings per share before
           extraordinary items.......................    $           0.36    $            0.16
                                                         ================    =================

         Fully diluted earnings per share before
           extraordinary items.......................    $           0.34    $            0.15
         Effect of SFAS No. 128......................                0.01                   --
                                                         ----------------    -----------------
         Diluted earnings per share before
            extraordinary items                          $           0.35    $            0.15
                                                         ================    =================


4.  SUMMARIZED FINANCIAL INFORMATION OF ALLIED WASTE NORTH AMERICA, INC.

         As discussed in Note 5 of the Company's Annual Report on Form 10-K, $525 million of the 10.25% senior subordinated notes due 2006 issued by Allied Waste North America, Inc. ("Allied NA"; a wholly owned, consolidated subsidiary of the Company) are guaranteed by Allied and substantially all subsidiaries of the Company. The separate complete financial statements of Allied NA have not been included herein as management has determined that such disclosure is not material. However, summarized financial information for Allied NA and subsidiaries as of December 31, 1997 and September 30, 1998 is as follows (in thousands):


               Summarized Consolidated Balance Sheet Information

                                                                   December 31, 1997      September 30, 1998
                                                                 -------------------      -------------------
                                                                                               (unaudited)
         Current assets.......................................   $           281,359      $            328,118
         Property and equipment, net..........................             1,576,674                 1,709,614
         Goodwill, net........................................             1,056,601                 1,277,669
         Other non-current assets.............................               105,545                   104,142
         Current liabilities..................................               305,392                   352,786
         Long-term debt, net of current portion...............             1,199,580                 1,296,899
         Due to parent........................................             1,050,411                 1,380,671
         Due to Allied Canada Finance, Ltd....................               152,825                        --
         Other long-term obligations..........................               305,809                   331,778
         Retained earnings....................................                 6,162                    57,409




                 Summarized Statement of Operations Information

                                                                         Nine Months
                                                                     Ended September 30,
                                                                     1997           1998
                                                                  ----------     -----------
                                                                         (unaudited)
         Revenue  .......................................       $   1,301,391  $   1,119,788
         Operating costs and expenses....................           1,077,579        948,215
         Operating income................................             223,812        171,573
         Income before extraordinary items...............              89,628         68,138
         Extraordinary items, net of income tax benefit..              13,831          3,093
         Net income......................................              75,797         65,046


                          ALLIED WASTE INDUSTRIES, INC.
 NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



5.   SUBSEQUENT EVENTS

         In October 1998, the Company acquired American Disposal Services, Inc. ("ADSI") in a transaction accounted for using the pooling-of-interests method for business combinations. ADSI is a vertically integrated solid waste management company providing collection, transfer, recycling and disposal services to approximately 485,000 customers in 12 states, primarily in the midwest and northeast United States. Under the terms of the agreement, ADSI shareholders received 1.65 shares of Allied common stock for each share of ADSI common stock or approximately 40.7 million shares.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           ALLIED WASTE INDUSTRIES, INC.

                           By:          /s/ HENRY L. HIRVELA
                                  -----------------------------------------
                                             Henry L. Hirvela
                                  Vice President and Chief Financial Officer
                                        (Principal Financial Officer)



                           By:          /s/  JAMES S. ENG
                                   ---------------------------------------
                                              James S. Eng
                                          Corporate Controller
                                     (Principal Accounting Officer)

Date:  December 7, 1998